                                                                    EXHIBIT 10.5





                         MONARCH DENTAL CORPORATION


                       ------------------------------

                          STOCK PURCHASE AGREEMENT

                       ------------------------------




                        Dated as of FEBRUARY 5, 1996

                           MONARCH DENTAL CORPORATION
                            Stock Purchase Agreement
                          Dated as of FEBRUARY 5, 1996


                                                                            Page
SECTION 1.  PURCHASE AND SALE OF SHARES   . . . . . . . . . . . . . . . . . .  1
     1.1    Description of Securities   . . . . . . . . . . . . . . . . . . .  1
     1.2    Sale and Purchase   . . . . . . . . . . . . . . . . . . . . . . .  1
     1.3    Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY   . . . . . . . . .  2

SECTION 2B. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS   . . . . . . . .  2

SECTION 3.  CONDITIONS OF PURCHASE  . . . . . . . . . . . . . . . . . . . . .  2
     3.1    Closing of Asset Contribution   . . . . . . . . . . . . . . . . .  2
     3.2    Director Election   . . . . . . . . . . . . . . . . . . . . . . .  3
     3.3    Authorization   . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.4    All Proceedings Satisfactory  . . . . . . . . . . . . . . . . . .  3
     3.5    Senior Credit Facilities  . . . . . . . . . . . . . . . . . . . .  3
     3.6    Investors' Fees   . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.7    No Violation or Injunction  . . . . . . . . . . . . . . . . . . .  4
     3.8    Consents and Waivers  . . . . . . . . . . . . . . . . . . . . . .  4
     3.9    Stockholders' Agreement   . . . . . . . . . . . . . . . . . . . .  4
     3.10   Material Adverse Change   . . . . . . . . . . . . . . . . . . . .  4

SECTION 4.  COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     4.1    Financial Statements and Budgetary Information; Inspection  . . .  5
     4.2    Board Meetings; Indemnification   . . . . . . . . . . . . . . . .  5
     4.3    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     4.4    Conduct of Business   . . . . . . . . . . . . . . . . . . . . . .  6
     4.5    Payment of Taxes, Compliance with Laws, etc.  . . . . . . . . . .  6
     4.6    Material Adverse Changes  . . . . . . . . . . . . . . . . . . . .  6
     4.7    Management Compensation   . . . . . . . . . . . . . . . . . . . .  6
     4.8    Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.9    Affiliated Transactions   . . . . . . . . . . . . . . . . . . . .  7
     4.10   Managing Underwriter  . . . . . . . . . . . . . . . . . . . . . .  7
     4.11   Material Transactions   . . . . . . . . . . . . . . . . . . . . .  7

SECTION 5.  GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.1    Amendments, Waivers and Consents  . . . . . . . . . . . . . . . .  8
     5.2    Actions or Consents of Investors  . . . . . . . . . . . . . . . .  8
     5.3    Indemnification from the Company; Expenses  . . . . . . . . . . .  8




                                     (i)

     5.4    Survival of Representations; Assignability of Rights  . . . . . . 11
     5.5    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.6    Section Headings and Gender   . . . . . . . . . . . . . . . . . . 11
     5.7    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.8    Notices and Demands   . . . . . . . . . . . . . . . . . . . . . . 11
     5.9    Remedies; Severability  . . . . . . . . . . . . . . . . . . . . . 11
     5.10   Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . 12

SCHEDULES:

Schedule 4.9 -       Affiliated Transactions

EXHIBITS:

Exhibit A    -       Investors
Exhibit B    -       Amended and Restated Certificate of Incorporation
Exhibit C    -       Director Indemnification Agreement
Exhibit D    -       Form of Stockholders' Agreement
Exhibit E    -       Company's 1996 Stock and Incentive Plan





                                      (ii)

                            STOCK PURCHASE AGREEMENT


       STOCK PURCHASE AGREEMENT made as of this 5th day of February, 1996, by and among MONARCH DENTAL CORPORATION, a Delaware corporation (the "Company"), and each of the investment partnerships and individuals named in Exhibit A hereto (including their assignees as provided in Section 5.4, collectively the "Investors," and each individually an "Investor").


SECTION 1.    PURCHASE AND SALE OF SHARES

       1.1 Description of Securities. The Company has authorized the issuance and sale to the Investors of 4,800,000 shares (the "Preferred Shares") of its authorized but unissued Convertible Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights, preferences and other terms set forth on Exhibit B hereto (the "Preferred Stock Terms"). The Company has authorized and has reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock, par value $.01 per share (the "Common Stock"), and its Redeemable Preferred Stock, par value $.01 per share (the "Redeemable Preferred Stock"), to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock or Redeemable Preferred Stock or any successor class of capital stock of the Company hereafter issued or issuable upon conversion of the Preferred Shares are herein referred to as "Conversion Shares," and the Preferred Shares and the Conversion Shares are herein collectively referred to as the "Securities."

       1.2 Sale and Purchase. Subject to the terms and conditions herein, at the Closing (as hereinafter defined), the Company shall issue and sell to each of the Investors, and each Investor shall purchase from the Company, the number of Preferred Shares set forth opposite the name of such Investor in Exhibit A hereto for the purchase price of $2.0834 for each Preferred Share.

       1.3 Closing. A closing (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar, Boston, Massachusetts, together with the closing of the transactions contemplated by each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements (each as hereinafter defined), subject to satisfaction or waiver of all of the conditions set forth herein and therein. At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the Preferred Shares being acquired by such Investor in such Investor's name or in the name of its nominee, against payment of the full purchase price therefor by or on behalf of each Investor to the Company by wire transfer of same day available funds. The day on which the Closing occurs is referred to herein as the Closing Date.

SECTION 2A.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants that immediately after the Closing, and after giving effect to each of the transactions contemplated by
(i) this Agreement, (ii) the MacGregor Asset Contribution Agreement, (iii) the Melamed Stock Redemption Agreement, (iv) the Bank Financing Agreements and (v) the Melamed/Smith Asset Contribution Agreement, all of the issued and outstanding capital stock, partnership interests or other equity interests of the Company and each Entity (as defined in the Melamed Stock Redemption Agreement) will be owned beneficially and of record as set forth in Section 2.2(iv) of the Disclosure Schedule in the Melamed Stock Redemption Agreement, will be free and clear of any lien, restrictions or encumbrances (other than those, if any, required by the Bank Financing) and there will be no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class, partnership interests or any other equity interest of the Company or any Entity, except in each case, to the extent applicable, as provided by the terms of the Preferred Shares.

SECTION 2B.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

       Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represents to the Company that it is purchasing the Securities for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Investor acknowledges that its respective Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

SECTION 3.    CONDITIONS OF PURCHASE

       Each of the Investors' obligation to purchase and pay for their respective Preferred Shares shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

       3.1 Closing of Asset Contribution. Each of the transactions contemplated by (i) the Asset Contribution Agreement by and between the Company, Shears Vanguard, Inc., Shears Vanguard General, Inc., Shears Vanguard SMI, Inc., MDC Dental, Inc. and Dr. Charles G. Shears (the "MacGregor Asset Contribution Agreement"), (ii) the Stock Redemption Agreement dated as of February 5, 1996 by and between the Company and Warren F. Melamed, D.D.S. (the "Melamed Stock Redemption Agreement"), (iii) the Asset Contribution Agreement dated as of February 5, 1996 by and among the Company, Warren F. Melamed, D.D.S. and Roy D. Smith, III, D.D.S. (the "Melamed/Smith Asset Contribution Agreement") and (iv) the Loan Agreement dated as of February 5, 1996 among Monarch Dental Associates,

L.P., MacGregor Dental Associates, L.P., NationsBank of Texas, N.A., as Agent, NationsBank of Texas, N.A. and the other entities designated therein as Lenders and related documents entered in connection therewith (the "Bank Financing Agreements") shall have closed together with the transactions contemplated by this Agreement, without waiver of any of the material conditions contained therein.

       3.2 Director Election. Roger B. Kafker as the nominee of the Investors, shall have been elected as a director of the Company (together with any subsequent nominees of the Investors, the "Investors' Nominees") and the Company shall have entered into an Indemnification Agreement with the Investors' Nominee in the form attached hereto as Exhibit C.

       3.3 Authorization. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof and to cause the Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit B to become effective; and the Investors shall have received a certificate of the Secretary of the Company setting forth a copy of the resolutions and the Amended and Restated Certificate of Incorporation and by-laws of the Company and such other matters as may be reasonably requested by the Investors.

       3.4 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement and by each of the Asset Contribution Agreement and all documents and evidences incident hereto and thereto, shall be reasonably satisfactory in form and substance to the Investors. The issuance and sale of the Preferred Shares shall be made in compliance in all material respects with all applicable federal and state laws and evidence thereof shall have been provided to the Investors.

       3.5 Senior Credit Facilities. Subject to the simultaneous closing of the transactions contemplated by this Agreement, the Company shall have executed and delivered definitive agreements with one or more banks or other financial institutions with respect to a senior credit facility of not less than $16.5 million to partially finance the transactions contemplated by each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements and related transactions upon terms and conditions reasonably satisfactory to the Investors, and such financing shall have been consummated on the terms set forth therein and otherwise on terms reasonably satisfactory to the Investors.

       3.6 Investors' Fees. The Company shall have paid all legal and accounting fees and related expenses incurred by it and the Investors in connection with the transactions contemplated by this Agreement, the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements and concurrent or related transactions.

       3.7 No Violation or Injunction. The consummation of the transactions contemplated by this Agreement, the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement or the Bank Financing Agreements or the transactions contemplated hereby or thereby shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

       3.8 Consents and Waivers. The Company and each party to each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements shall have obtained all consents or waivers necessary to execute this Agreement, each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements and the other agreements and documents contemplated herein, to issue the Securities and to carry out the transactions contemplated hereby and thereby and shall have delivered satisfactory evidence thereof to the Investors. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Securities, each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements, and other agreements and instruments executed and delivered by the Company in connection herewith and therewith shall have been made or taken.

       3.9 Stockholders' Agreement. The Company, the Investors and each other stockholder of the Company, after giving effect to the transactions contemplated by this Agreement and each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements, shall have entered into a Stockholders' Agreement in substantially the form attached hereto as Exhibit D.

       3.10 Material Adverse Change. There shall not have occurred any event or series of related events which, individually or in the aggregate, have materially and adversely affected or could reasonably be anticipated to materially and adversely affect the assets, liabilities, properties, business or prospects of any of the business that is the subject matter of each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements.


SECTION 4.    COVENANTS

       Except as provided in the immediately succeeding sentence, the Company agrees for the benefit of the Investors that until the closing of the Company's first Qualified Public Offering it shall comply with the following covenants. Notwithstanding the foregoing, (i) a majority in interest of the Investors may agree in writing to waive any of the following covenants and (ii) the covenants contained in Section 4.2 shall survive any Qualified Public Offering. A "Qualified Public Offering" shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale by the Company of Common Stock to the public in which (i) the proceeds received by the Company, net of expenses and underwriting discounts and commissions, equal or exceed $20 million at a price per share indicating a valuation of the Company of at least $50 million and
(ii) all or a portion of such proceeds are used to redeem all of the shares of Redeemable Preferred Stock then outstanding.

       4.1 Financial Statements and Budgetary Information; Inspection. The Company will deliver to the Investors internally prepared unaudited monthly and quarterly consolidated and consolidating financial statements and audited annual consolidated and consolidating financial statements, as well as annual budgetary information. The monthly and quarterly consolidated and consolidating financial information will be provided to the Investors within 35 days after the end of each month and quarter. The annual budgetary information will be presented at a Board of Directors' meeting at least one month prior to each fiscal year-end of the Company. An annual audit by a so-called "Big Six" accounting firm selected by the Board of Directors will be provided within 90 days after each fiscal year-end of the Company.

       The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Investors to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

       4.2 Board Meetings; Indemnification. The Company will ensure that meetings of its Board of Directors are held at least four times each year and at intervals of not more than three months and will reimburse Directors for their reasonable travel expenses incurred in connection with attending meetings of the Board of Directors. The Amended and Restated Certificate of Incorporation and By-laws of the Company will in respect of all times during which any nominee of any of the Investors serves as director of the Company provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. Upon the reasonable request of any Investors' Nominee, the Company will use its best efforts to obtain and maintain on reasonable business terms directors and officers' liability insurance coverage of at least $1,000,000 per occurrence, including knowing violations under federal and state securities laws.

       4.3 Insurance. The Company will keep its and its subsidiaries' insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

       4.4 Conduct of Business. The Company will engage principally in the ownership and management of group dental practices and facilities or a business or businesses similar thereto or reasonably compatible therewith. The Company will keep in full force and effect its corporate existence and all intellectual property rights that the Company reasonably deems useful in its business. The Company and its subsidiaries will maintain all properties used or useful in the conduct of their businesses in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such businesses to be properly and advantageously conducted.

       4.5 Payment of Taxes, Compliance with Laws, etc. The Company and its subsidiaries will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon them or upon their income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon their property or any part thereof; provided, however, that neither the Company nor any of its subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company and its subsidiaries will comply in all material respects with all applicable laws and regulations in the conduct of their businesses, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any securities.

       4.6 Material Adverse Changes. The Company will promptly advise the Investors of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company and its subsidiaries, and of each suit or proceeding commenced or threatened against the Company or any of its subsidiaries which, if adversely determined, in the reasonable judgment of the Company, could have a material adverse effect on the Company and its subsidiaries or their financial condition, business or prospects.

       4.7 Management Compensation. Compensation paid by the Company and its subsidiaries to their management will be comparable to compensation paid to management in companies in the same or similar businesses of similar size and maturity and with comparable financial performance. In furtherance of the foregoing, the Company hereby agrees that no compensation plans for employees or management of the Company or its subsidiaries shall be adopted or implemented without the prior written consent of the Investors.

       4.8 Stock Options. The Company and its subsidiaries will not issue stock or grant stock options, warrants, other rights to purchase stock or phantom stock rights in the Company or its subsidiaries to their employees, officers, directors, consultants, advisers or independent contractors except for the issuance of up to 1,100,000 shares or options on shares of non-voting or voting (as determined by the Board of Directors) Common Stock (subject to adjustments for stock splits, stock dividends and the like), pursuant to and in accordance with the terms of the Company's 1996 Stock Plan (the "Plan") as in effect on the Closing Date, a copy of which is attached hereto as Exhibit E hereto. Options may be granted to employees, officers, directors, consultants, advisors or independent contractors at prices not less than fair market value at the time of grant as determined in good faith by the Board of Directors or a committee thereof, as applicable, and otherwise on such terms as the Board of Directors or committee thereof, as applicable, shall determine. The Plan may not be amended, revised or waived after the Closing Date without the consent of the Investors' Nominee. All options granted under the Plan shall be subject to vesting in equal installments over a period of not less than four years after the date of the grant.

       4.9 Affiliated Transactions. The Company and its subsidiaries shall not enter into any transactions, agreements or arrangements with, or make any payments to, any director, officer, independent contractor or key employee of the Company or any subsidiary of the Company or any such subsidiary or any persons or entities who are relatives of, controlled by or otherwise affiliated with any of the foregoing persons or entities; provided, however, that the payments and transactions set forth in Schedule 4.9 hereto shall be deemed exempt from the provisions of this Section 4.9.

       4.10 Managing Underwriter. Selection of the managing or lead underwriter for the Company's initial public offering shall be approved by the Investors which approval shall not be unreasonably withheld.

       4.11   Material Transactions.  The Company will not:

              (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets or business or any material business unit,

              (b) merge with or into or consolidate with another entity (other than any reincorporation merger not involving any change in the rights and obligations of the parties hereto) or engage in any consolidation transaction,

              (c)    liquidate or wind up its operations,

              (d) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise, or make any material investment in another business entity,

              (e) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock, except for (i) repurchases of shares granted under the Plan in accordance with the terms thereof and (ii) as required by the terms of the Preferred Shares,

              (f) adopt any amendment to its Amended and Restated Certificate of Incorporation, or adopt any amendment to its By-Laws,

              (g) create, or obligate itself to create, any class or series of shares having preference over or being on a parity with the Preferred Shares or the Redeemable Preferred Stock, or

              (h) enter into any agreement or arrangement or take any other action that eliminates, amends, restricts or adversely affects the rights of the Investors hereunder or as holders of Securities of the relevant class or its ability to perform its obligations hereunder.


SECTION 5.    GENERAL

       5.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the parties so waiving such covenant or other provision; provided, however, in the case of the Investors, changes in or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent of the Investors in accordance with Section 5.2. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each party to this Agreement and each assignee of such a party.

       5.2 Actions or Consents of Investors. Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors shall require a vote of a majority in interest of the Investors based on their relative holdings of capital stock of the Company at the relevant time.

       5.3    Indemnification from the Company; Expenses.

              (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold the Investors and their affiliates and their respective direct and indirect partners, members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act of 1934, as amended (the "Exchange Act")
(parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, reasonable, legal and accountant fees and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred) of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any breach of any covenant or agreement made by the Company in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement, or (ii) any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as shareholder, director, agent, representative or controlling person of the Company, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same may be incurred) arising or alleged to arise under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, including without limitation any such claim alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (B) a knowing and willful violation of the federal securities laws by an Indemnified Party, as finally determined by a court of competent jurisdiction.

              (b) If the indemnification provided for in Section 5.3(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 5.3(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 5.3(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

              (c)    The indemnification and contribution provided for in this
Section 5.3 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

              (d) The provisions of this Section 5.3 are in addition to and shall supplement those set forth in the Stockholders' Agreement which shall apply in the case of the registration and sale of Registrable Securities held by any of the Investors registered as provided in the Stockholders' Agreement.

              (e) The Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred in connection with (i) the investigation (including due diligence), preparation, execution and delivery of this Agreement, each of the MacGregor Asset Contribution Agreement, the Melamed Stock Redemption Agreement, the Melamed/Smith Asset Contribution Agreement and the Bank Financing Agreements, the other agreements, instruments and documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby or in connection with such transactions (including any contemporaneous or reasonably contemporaneous acquisition) in an amount not to exceed $1,050,000 (exclusive of any fees, costs, points or expenses in connection with or pursuant to the Bank Financing Agreements and the financing contemplated thereby) and (ii) their ongoing investment in the Company, including the fees and disbursements of counsel and other professionals. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of securities hereunder.

       5.4 Survival of Representations; Assignability of Rights. All covenants and agreements of the Company made herein and in the certificates, exhibits and schedules delivered to any Investor in connection herewith (a) are material and shall be deemed to have been relied upon by such Investor, and shall survive the delivery of the Securities and (b) shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Securities, whether so expressed or not, with any such assignee (and any successive assignee thereof) being deemed an "Investor" for purposes hereof.

       5.5 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Delaware, without giving effect to conflict of laws principles thereof.

       5.6 Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

       5.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

       5.8 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company 6757 Arapaho Road, Suite 779, Dallas, Texas 75248, or at any other address designated by the Company to the Investors in writing; if to an Investor, at its mailing address as shown on Exhibit A or at any other address designated by such Investor to the Company.

       5.9 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

       5.10 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                         COMPANY:

                                         MONARCH DENTAL CORPORATION

                                         By:  /s/ WARREN F. MELAMED
                                            ------------------------------------
                                         Title:   President

                                         INVESTORS:


                                         ADVENT VII L.P.

                                         By: TA Associates VI L.P.,
                                               its General Partner

                                         By: TA Associates, Inc.,
                                               its General Partner

                                         By:                *
                                            ------------------------------------


                                         ADVENT ATLANTIC AND
                                           PACIFIC II L.P.

                                         By: TA Associates AAP II Partners,
                                               its General Partner


                                         By:                *
                                            ------------------------------------


                                         ADVENT NEW YORK L.P.

                                         By: TA Associates VI L.P.,
                                               its General Partner


                                         By:                *
                                            ------------------------------------




                                         TA VENTURE INVESTORS L.P.


                                         By:                *
                                            ------------------------------------



*    /s/ ROGER B. KAFKER
 -----------------------------------
  By Roger B. Kafker

SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.

  /s/ DONNA K. WELLINGTON                    /s/ ROBERT H. WELLINGTON
------------------------------------       -------------------------------------
Mrs. Wellington                            Robert H. Wellington III


SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.

  /s/ JANET S. SHUMAKE                       /s/ STEVEN W. SHUMAKE
------------------------------------       -------------------------------------
Mrs. Shumake                               Steven W. Shumake


SPOUSE'S CONSENT

I acknowledge that I have read the
foregoing Agreement and that I
understand the contents thereof.

  /s/ STEPHANIE J. BROUN                     /s/ ROBERT C. BROUN
------------------------------------       -------------------------------------
Mrs. Broun                                 Robert C. Broun

                                             /s/ JOHN R. LECLAIRE
                                           -------------------------------------
                                           John R. LeClaire

                                             /s/ H. DAVID HENKEN
                                           -------------------------------------
                                           H. David Henken

                                             /s/ HOWARD A. CUBELL
                                           -------------------------------------
                                           Howard A. Cubell

                                             /s/ MAURA L. CONNOLLY
                                           -------------------------------------
                                           Maura L. Connolly

                                             /s/ KENNETH K. BEZOZO
                                           -------------------------------------
                                           Kenneth K. Bezozo

                                                                       Exhibit A

                               List of Investors

                                              Number of         Aggregate
                                              Preferred      Purchase Price
Name and Address                                Shares     ($2.0834 per Share)
----------------                             -----------   -------------------
Advent VII L.P.*                              3,155,300       $ 6,573,752.02
Advent Atlantic and Pacific II L.P.*          1,089,300         2,269,447.62
Advent New York L.P.*                           315,500           657,312.70
TA Venture Investors L.P.*                       51,500           107,295.10

Robert H. Wellington, III**                      48,000           100,003.20
Steven W. Shumake **                             48,000           100,003.20
Robert C. Broun**                                48,000           100,003.20

John R. LeClaire***                               7,200            15,000.48
H. David Henken***                                9,600            20,000.64
Howard A. Cubell***                              12,000            25,000.80
Maura L. Connolly***                              3,600             7,500.24
Kenneth K. Bezozo****                            12,000            25,000.80

                                              ---------       --------------
Totals                                        4,800,000       $10,000,320.00
                                              =========       ==============

*Address for each of these Investors is as follows:
   c/o TA Associates, Inc.
   125 High Street, Suite 2500
   Boston, MA  02110

**Address for each of these Investors is as follows:
   c/o Wellington Associates, Inc.
   1700 Pacific Avenue, Suite 2720
   Dallas, TX 75201

***Address for each of these Investors is as follows:
   c/o Goodwin, Procter & Hoar
   53 State Street, Exchange Place
   Boston, MA 02109

****Address for this Investor is as follows:
   4819 Sandestin Drive
   Dallas, TX 75287